UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2014

Cole Office & Industrial REIT (CCIT II), Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices)

(Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective as of December 12, 2014, Nicholas S. Schorsch resigned as a director, the chairman of the board of directors, the chief executive officer and the president of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”). In addition, effective as of December 12, 2014, Mr. Schorsch resigned as the chief executive officer of Cole Corporate Income Advisors II, LLC (“CCI II Advisors”), the Company’s advisor, as the executive chairman of American Realty Capital Properties, Inc. (“ARCP”), an entity which controls the Company’s sponsor and is the parent company and indirect owner of CCI II Advisors, and as a director of Cole Capital Corporation, the Company’s dealer manager.

Item 8.01	Other Events

Effective as of December 15, 2014, David S. Kay resigned as the president of CCI II Advisors and as the chief executive officer of ARCP.

In addition, effective as of December 15, 2014, Lisa E. Beeson resigned as the chief operating officer of CCI II Advisors, as the president and chief operating officer of ARCP and as the president and treasurer of Cole Capital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer and Principal Accounting Officer